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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
TCI Music, Inc.

We consent to the use of our report dated October 24, 1997 with respect to the consolidated balance sheet of TCI Music, Inc. (a subsidiary of Tele-Communications, Inc.) as of June 30, 1997 included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                                /s/  KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP



Los Angeles, California
November 10, 1997